UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

ATAIBECKLEY INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43037	41-3357923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o atai Life Sciences US, Inc. c/o Industrious NYC, 250 West 34th Street
New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (332) 282-0507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 15, 2026, AtaiBeckley Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Albali Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Merger Agreement has been unanimously approved by the Company’s board of directors (the “Board”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”) each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (x) shares held in the treasury of the Company, owned by the Company or any of its subsidiaries, or owned by Parent, Merger Sub or any of their wholly owned subsidiaries, and (y) Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive (i) $6.75 (the “Closing Amount”) per share in cash, without interest, plus (ii) one contingent value right per share (each, a “CVR” and collectively, the “CVRs”), representing the right to receive up to an aggregate of $2.50 in cash per CVR upon achievement, if any, of specified clinical and regulatory milestones, payable in accordance with the terms of a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into between Parent and a rights agent selected by Parent and reasonably acceptable to the Company (the foregoing clauses (i) and (ii), collectively, the “Merger Consideration”), less any applicable tax withholding. Each CVR will entitle its holder to the following cash payments conditioned on achievement within specific time periods: (1) up to $1.00 per share upon initiation of a Phase 3 clinical trial of VLS-01 prior to the 4th anniversary of the Closing (as defined in the Merger Agreement), (2) up to $0.50 per share upon U.S. regulatory approval and Drug Enforcement Agency (“DEA”) rescheduling of BPL-003 prior to the 5th anniversary of the Closing and (3) up to $1.00 per share upon U.S. regulatory approval and DEA rescheduling of VLS-01 prior to the 7th anniversary of the Closing.

Contingent Value Rights Agreement

In connection with the Merger, at or immediately prior to the Effective Time, Parent will execute and deliver the CVR Agreement with a rights agent. Under the CVR Agreement, each CVR will represent the contractual right to receive a contingent cash payment upon the achievement of certain specified milestones. The CVRs will not be transferable (except in limited circumstances), will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will not be listed on any securities exchange, and will not have any voting or dividend rights. The CVRs will not represent any equity or ownership interest in Parent, the Company, or the surviving corporation.

Treatment of Equity Awards

The Merger Agreement provides for the following treatment of the Company’s equity awards:

•
at the Effective Time, each option to purchase Common Stock granted under a Company equity incentive plan (each, a “Company Stock Option”) with a per share exercise price that is less than the Closing Amount that is outstanding immediately prior to the Effective Time, whether or not vested (each, a “Company Cash-Out Stock Option”), will be cancelled, and, in exchange therefor, the holder of such Company Cash-Out Stock Option will be entitled to receive (A) an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (for Company Cash-Out Stock Options subject to performance-based vesting, assuming applicable performance goals are achieved in full) multiplied by (2) the excess of the Closing Amount over the applicable exercise price per share under such Company Cash-Out Stock Option and (B) one CVR for each share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

•
at the Effective Time, each Company Stock Option having an exercise price equal to or greater than the Closing Amount that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled for no consideration;

•
at the Effective Time, each restricted stock unit granted under a Company equity incentive plan (“Company RSU”) that is outstanding, and unvested, or vested but not yet settled, in each case immediately prior to the Effective Time, will be cancelled, and, in exchange therefor, the holder of such Company RSU will be entitled to receive (A) an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares subject to such Company RSU immediately prior to the Effective Time multiplied by (2) the Closing Amount and (B) one CVR for each share of Common Stock subject to such Company RSU immediately prior to the Effective Time (without regard to vesting); and

•	each Company equity incentive plan and award agreement thereunder shall be terminated effective as of the Effective Time.

In addition, each pre-funded warrant to purchase shares of Common Stock (each, a “Pre-Funded Warrant”) outstanding immediately prior to the Effective Time will remain outstanding following the Effective Time and will be exercisable into the same consideration as the holder thereof would have been entitled to receive if it had been, immediately prior to the Effective Time, the holder of the number of shares of Common Stock then issuable upon exercise in full of the Pre-Funded Warrant.

The obligation of each party to effect the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of Common Stock (the “Company Stockholder Approval”), (ii) (A) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (B) the receipt of any other required approvals or clearances under applicable antitrust laws and (C) any agreement with certain specified governmental bodies not to consummate or to delay consummation of the transactions contemplated by the Merger Agreement shall have expired or been terminated, and (iii) the absence of any law or governmental order preventing, prohibiting or making illegal the consummation of the Merger. In addition, the obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver of additional conditions, including (i) the accuracy of the Company’s representations and warranties in the Merger Agreement (subject to specified materiality qualifiers), (ii) the Company’s compliance in all material respects with its covenants and agreements under the Merger Agreement, (iii) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing and (iv) the absence of any pending suit, action or proceeding by a governmental body seeking to make illegal, terminate or otherwise materially alter or impair the consummation of the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver of additional conditions, including the accuracy of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement (subject to specified materiality qualifiers) and Parent’s and Merger Sub’s compliance in all material respects with their covenants and agreements under the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub, including customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time.

The Merger Agreement provides that the Company and its representatives will be subject to customary “no-shop” restrictions prohibiting the Company from soliciting alternative proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding alternative acquisition proposals. Prior to the Effective Time, the “no-shop” provision is subject to customary exceptions that allow the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined constitutes, or would reasonably be expected to lead to or result in, a superior proposal (a “Superior Proposal”). In certain circumstances, and following compliance with Parent’s “match” rights (including a four (4) business day notice period), the Company is permitted to terminate the Merger Agreement to enter into a transaction for a Superior Proposal. In addition, in certain circumstances, the Board may change its recommendation that the holders of shares adopt the Merger Agreement (a “Change of Board Recommendation”) if it determines in good faith, after consultation with outside legal counsel, that the failure to do so in response to a Superior Proposal or an Intervening Event (each as defined in the Merger Agreement) would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Either the Company or Parent may, subject to certain exceptions, terminate the Merger Agreement (1) upon the mutual consent of the Company and the Parent, (2) if the Effective Time has not occurred on or prior to the date that is six (6) months after the date of the Merger Agreement (the “Outside Date”), which date will automatically extend to nine (9) months, if certain regulatory conditions under applicable antitrust and foreign direct investment laws remain unsatisfied, (3) if a governmental body of competent jurisdiction has issued a final and non-appealable governmental order, or enacted a law, permanently restraining, enjoining or otherwise prohibiting the Merger, or (4) if the Company Stockholder Approval is not obtained at a duly convened meeting of the Company’s stockholders at which a vote was taken in respect of the Merger Agreement and the Merger. The Company may terminate the Merger Agreement in certain additional limited circumstances, including (a) if Parent or Merger Sub breaches the Merger Agreement (subject to a cure right) in a manner that would give rise to a Parent Material Adverse Effect, or (b) prior to the receipt of the Company Stockholder Approval, to enter into an alternative acquisition agreement with respect to a Superior Proposal, subject to payment of the termination fee. Parent may terminate the Merger Agreement in certain additional limited circumstances, including if (i) the Company has breached its representations, warranties or covenants (subject to a cure right) in a manner that would give rise to the failure of a closing condition, or (ii) prior to the receipt of the Company Stockholder Approval, the Board effects a Change of Board Recommendation.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $104,300,000. Specifically, this termination fee is payable by the Company to Parent if the Merger Agreement is terminated by (1) the Company in order to enter into an alternative acquisition agreement with respect to a Superior Proposal; or (2) Parent following a Change of Board Recommendation. The termination fee will also be payable if (1) the Merger Agreement is terminated by either party due to the Effective Time not having occurred on or prior to the Outside Date or by Parent due to a material breach by the Company; (2) prior to such termination (but after the date of the Merger Agreement) any Person has communicated to the Board or publicly announced an Acquisition Proposal (which has not been irrevocably and publicly withdrawn); and (3) within twelve (12) months after such termination, the Company enters into an alternative acquisition agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (with the 20% threshold in the definition of Acquisition Proposal increased to more than 50% of the Company’s stock or assets for purposes of this tail provision).

The Merger Agreement provides that Company, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Company, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Merger Sub and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Voting and Support Agreements

On July 15, 2026, in connection with the execution and delivery of the Merger Agreement, Parent entered into separate voting and support agreements (collectively, the “Support Agreements”) with (1) each of the Company’s directors and executive officers (the “D&O Signatories”) and (2) Apeiron Investment Group, Ltd. (together with the D&O Signatories, the “Voting Agreement Signatories”). The Support Agreements provide that, among other things, each of the Voting Agreement Signatories has agreed (i) to vote all of the shares of Common Stock held by such stockholder in favor of the adoption of the Merger Agreement, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) not to transfer such shares of Common Stock subject to certain exceptions, and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its shares of Common Stock.

The foregoing description of the Support Agreements is qualified in all respects by reference to the form of Support Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein. The form of Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Voting Agreement Signatories or the Company in any public reports filed with the SEC by the Company. The assertions embodied in the representations and warranties contained in the Support Agreements were made solely for purposes of the Support Agreements and are subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders’ or the Company’s SEC filings or may have been used for purposes of allocating risk among the parties thereto rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Voting Agreement Signatories, the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Support Agreements, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Item 7.01.	Regulation FD Disclosure.

On July 16, 2026, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*§	Agreement and Plan of Merger, dated as of July 15, 2026, by and among Eli Lilly and Company, Albali Acquisition Corporation and AtaiBeckley Inc.

10.1	Form of Voting and Support Agreement.

99.1	Joint Press Release of Eli Lilly and Company and AtaiBeckley Inc., dated July 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

§Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information about the Acquisition and Where to Find It

The Company plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger Agreement relating to the Merger. Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. Stockholders are urged to read the proxy statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (https://ir.ataibeckley.com), or by writing to AtaiBeckley Inc., Attention: Investor Relations, 250 West 34th Street, New York, NY 10119.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”), which was filed with the SEC on April 22, 2026, including the sections captioned “Director Compensation,” “Executive Employment Agreements” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026, and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2026 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the parties’ ability to satisfy the conditions to the consummation of the Merger and the expected timetable for the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; potential milestone payment amounts and terms pursuant to the CVRs; the Company’s product candidates and ongoing clinical and preclinical development; Parent’s development of programs targeting treatment-resistant depression and mental health conditions; and the accounting treatment of the potential acquisition under GAAP and its potential impact on Parent’s financial results and financial guidance. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the Company’s shareholders may not approve the adoption of the Merger Agreement; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Parent’s ability to successfully integrate the Company and execute on the continued development of the Company’s programs following the Closing; that all or any of the potential milestone payments pursuant to the CVRs will become payable on the terms described herein or at all; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Merger; changes in the Company’s business during the period between announcement and closing of the Merger; Parent’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; the effects of the Merger (or the announcement thereof) on the Company’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Parent’s and the Company’s periodic reports filed with the SEC. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to Parent and the Company as of the date of this communication. Parent and the Company each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAIBECKLEY INC.

Date: July 16, 2026	By:	/s/ Srinivas Rao
Srinivas Rao
Chief Executive Officer